EXHIBIT 99.2

INTERVIDEO INC

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combining Balance Sheet as of March 31, 2005 and Unaudited Pro Forma Combining Statements of Operations for the three month ended March 31, 2005 and for the year ended December 31, 2004 illustrate the effect of the acquisition of Ulead (Acquisition). The Unaudited Pro Forma Combining Balance Sheet assumes that the Acquisition referred above was completed as of March 31, 2005 and the Unaudited Pro Forma Combining Statements of Operations assumes that the Acquisition had occurred at the beginning of the year ended December 31, 2004. The Unaudited Pro Forma financial statements are presented in accordance to accounting principles generally accepted in the United States of America (US GAAP).

InterVideo, Inc. accounted for the acquisition of Ulead using the purchase method of accounting based upon the estimated fair market value of the net tangible and intangible assets acquired at the date of acquisition. Accordingly, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair value on the acquisition date. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change upon the finalization of the third party appraiser’s valuation report.

The unaudited condensed consolidated pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of InterVideo that would have been reported had the Acquisition had completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of InterVideo.

These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the acquisition, or any non-recurring charges or credits resulting from the acquisition.

The Unaudited Pro Forma Combining Financial Statements are for information purposes and are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of Ulead attached hereto as Exhibit 99.2, and the historical financial statements of InterVideo, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2004 (filed March 31, 2005) and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (filed May 10, 2005).

INTERVIDEO, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

March 31, 2005

(US Dollars in thousands, except per share amounts)

(UNAUDITED)

	InterVideo	Ulead	Pro forma Adjustments	NOTE 3	Pro Forma Combined
Current Assets :
Cash and cash equivalents	$34,508	$13,338	$(42,012)	A	$15,261
			9,427	C
Short term investments	39,939	14,335	—		54,274
Accounts receivable (net of $218 and $215 allowance, respectively)	5,002	6,733	—		11,735
Prepayments and other current assets	1,739	1,468	—		3,207
Inventory	574	1,329	—		1,903

Total current assets	81,762	37,203	(32,585)		86,380
Property and equipment, net	2,757	941	—		3,698
Land and Buildings		19,807	(192)	A	19,615
Goodwill	1,018		—		1,018
Other purchased intangible assets	33		—		33
Existing Technology			3,805	A	3,805
IPR&D			2,543	A	2,543
			(2,543)	F	(2,543)
Customer Contracts			2,018	A	2,018
Trade Name			2,119	A	2,119
Deferred tax assets	5,703	36	(36)	A	5,703
Other assets	15,887	2,422	249	A	5,051
			(9,427)	C
			843	B
			(843)	A
			(4,080)	D

Total assets	$107,160	$60,409	$(38,129)		$129,440

	InterVideo	Ulead	Pro forma Adjustments	NOTE 3	Pro Forma Combined
Current liabilities :
Accounts payable	$1,186	$1,015	$—		$2,201
Accrued liabilities	13,105	5,343	843	B	19,291
Deferred revenue	3,099	1,862	(1,056)	A	3,905
Income tax payable	1,632	—			1,632
Deferred tax liabilities	1,526	—	(1,526)	E	—

Total current liabilities	20,548	8,220	(1,739)		27,029

Long Term Liabilities:
Long term liabilities	—	1,043	—		1,043
Deferred tax liabilities	—	—	695	A	695

Total long term liabilities	—	1,043	695		1,738

Minority Interest	—	282	18,876	A	19,158

Stockholders’ equity :
Common stock, $0.001 par value,	14	25,864	(25,864)	G	14
150,000 shares authorized, 13,787 and 13,661 shares issued and outstanding respectively					—
Additional paid-in capital	76,026	87,615	(87,615)	G	76,026
Treasury stock		(2,761)	2,761	G	—
Notes receivable from stockholders	(767)	—	—		(767)
Deferred stock compensation	(54)	—	—		(54)
Accumulated other comprehensive income	2,219	(682)	682	G	(335)
	—	—	(4,080)	D	—
	—	—	1,526	E	—
Retained earnings	9,174	(59,172)	59,172	G	6,631
	—	—	(2,543)	F	—

Total stockholder’s equity	86,612	50,864	(55,961)		81,515

Total liabilities and stockholders’ equity	$107,160	$60,409	$(38,129)		$129,440

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2005

(US Dollars in thousands, except per share amounts)

(UNAUDITED)

	InterVideo	Ulead	Pro forma adjustments	NOTE 4	Pro Forma Combined
Revenue	$21,904	$7,688	$—		$29,592
Cost of revenue :	9,172	1,852	329	I	11,353

Gross Profit	12,732	5,836	(329)		18,239
Operating Expenses :
Research and development	3,010	2,781	—		5,791
Sales and marketing	2,751	3,700	—		6,451
General and administrative	2,889	1,400	—		4,289
Stock-based compensation	40	—	—		40

Total operating expenses	8,690	7,881	—		16,571

Income from operations	4,042	(2,045)	(329)		1,668
Other income, net	298	(407)	—		(109)

Income before income taxes	4,340	(2,452)	(329)		1,559
Provision for income taxes	(1,671)	(402)	—		(2,073)
Minority Interest	—	43	1,057	H	1,100

Net income	$2,669	$(2,811)	$728		$586

Net income per share :
Basic	$0.19				$0.04

Diluted	$0.17				$0.04

Number of shares used in net income per share calculation:
Basic	13,791				13,791

Diluted	15,352				15,352

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(US Dollars in thousands, except per share amounts)

(UNAUDITED)

	InterVideo	Ulead	Pro forma Adjustments	NOTE 4	Pro Forma Combined
Revenue	$74,460	$38,674	$—		$113,134
Cost of revenue :	32,878	7,409	1,317	I	41,604

Gross Profit	41,582	31,265	(1,317)		71,530

Operating Expenses :
Research and development	10,002	10,407	—		20,409
Sales and marketing	10,229	15,507	—		25,736
General and administrative	9,108	5,830	—		14,938
Stock-based compensation	271	—	—		271
Amortization of intangibles	—	—	2,543	J	2,543

Total operating expenses	29,610	31,744	2,543		63,897

Income from operations	11,972	(479)	(3,860)		7,633
Other income, net	910	(1,028)	—		(118)

Income before income taxes	12,882	(1,507)	(3,860)		7,515
Provision for income taxes	(4,056)	(3,977)	—		(8,033)
Minority Interest	—	109	2,021	H	2,130

Net income	$8,826	$(5,375)	$(1,839)		$1,612

Net income per share :
Basic	$0.66				$0.12

Diluted	$0.58				$0.11

Number of shares used in net income per share calculation:
Basic	13,409				13,409

Diluted	15,337				15,337

INTERVIDEO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2005 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2005 and for the year ended December 31, 2004 are based on the historical financial statements of InterVideo Inc. and Ulead Systems Inc. after giving effect to our acquisition of Ulead (Acquisition) and adjustments described in the notes herein. No pro forma adjustments were required to conform Ulead’s accounting policies to InterVideo’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of March 31, 2005 is presented as if the Acquisition occurred on March 31, 2005 combines the historical balance sheet for InterVideo and the historical balance sheet of Ulead.

The unaudited pro forma condensed combined statement of operations of InterVideo and Ulead for the three months ended March 31, 2005 and for the twelve months ended December 31, 2004 are presented as if the Acquisition had taken place on January 1, 2004.

2. ACQUISITION

On April 20, 2005, InterVideo, Inc. and its wholly-owned subsidiary, InterVideo Digital Technology Corp. (together referred to as “InterVideo”) acquired 33,284,395 shares of Ulead Systems, Inc. (“Ulead”) at 30 NT (US$0.95) per share pursuant to InterVideo’s previously-announced tender offer for the issued shares of Ulead and pursuant to stock purchase agreements with Microtek International Inc. and certain other shareholders of Ulead. Also on April 20, 2005, InterVideo acquired an additional 1,000,000 shares of Ulead at a purchase price of 30 NT (US$0.95) per share through its acquisition of a holding company, Strong Ace Limited. The aggregate purchase price for the 34,284,395 shares of Ulead was US $32.6 million and was paid in cash. Together with the shares that InterVideo purchased prior to the tender offer, InterVideo now owns a total of 48,817,395 shares of Ulead, or approximately 62.4% of the issued shares of Ulead.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change upon the finalization of the third party appraiser’s valuation report.

The acquisition has been accounted for using the purchase method of accounting in accordance with SFAS No.141, “Business Combinations”. Assets acquired and liabilities assumed were recorded at their fair values as of April 20, 2005. The following summarizes the total purchase price for Ulead (unaudited, in thousands):

Cash consideration	$42,012
Estimated direct transaction costs	843
Total purchase price	$42,855

Acquisition related transaction costs include our estimate of investment banking, legal and accounting fees and other external costs directly related to the Acquisition.

Under the purchase method of accounting, the total estimated purchase price is allocated to Ulead’s net tangible and identifiable intangible assets based on the book value as of April 20, 2005 and the step up value at the percentage of ownership interest acquired as set forth below. The amount of the purchase price less than the fair value of the net assets to the extent of the ownership interest acquired was the negative goodwill amount which was then allocated on pro rata basis to the assigned acquired assets. Based upon the estimated purchase price and review of the net assets acquired and liabilities assumed, the preliminary price allocation is as follows (unaudited, in thousands):

Purchase Accounting Allocations	4/20/2005 Book Value	Step up Value at Ownership %	4/20/2005 Fair Value (Before goodwill allocation)	4/20/2005 Fair Value (After goodwill allocation)	Pro forma Adjustments
Cash and investments	$13,565	—	$13,565	$13,565	—
Short-term investments	14,336	—	14,336	14,336	—
Trade receivables	6,197	—	6,197	6,197	—
Other current assets	2,756	—	2,756	2,756	—

Total current assets	36,854		36,854	36,854

Land & building& leased assets	19,807	(192)	19,615	19,615	$(192)
Property and equipment, net	941	71	1,012	941	—
Intangible assets	—	9,366	9,366	7,942	$7,942
In-process research and development	—	2,995	2,995	2,543	$2,543
Goodwill	—	—	(2,107)	—	—
Other non-current assets	2,459	566	3,025	2,865	$406

Total long term assets	23,207		33,906	33,906

Total Assets	60,061		70,760	70,760

Total current liabilities	(7951)	1,056	(6,895)	(6,895)	$1,056

Other non-current liabilities	(1157)		(1,157)	(1,157)	—
Deferred tax liabilities, net	—	(695)	(695)	(695)	$(695)

Total long term liabilities	(1,157)		(1,852)	(1,852)

Net Assets	$50,953		$62,013	$62,013

Minority interest	$(282)		$(19,158)	$(19,158)	$(18,876)

Equity	$50,671		$42,855	$42,855

Purchase price				$42,855

3. PRO FORMA BALANCE SHEET ADJUSTMENTS

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on March 31, 2005

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

A.	To record the acquisition of Ulead and the allocation of the purchase price, as described above.

B.	To record accruals of direct transaction costs related to Ulead acquisition.

C.	To reverse Ulead investment recorded in InterVideo book as of March 2005 which is part of purchase price allocation.

D.	To reverse unrealized gain generated from InterVideo’s investment in Ulead using available for sale investment method prior to consolidations with Ulead.

E.	To reverse deferred tax liability related to unrealized gain generated from investment in Ulead prior to consolidations with Ulead.

F.	To expense in-process research and development which is charged in the period when acquisition was completed and reflected as a direct charge to accumulated deficit

G.	To eliminate the equity and retained earnings of Ulead

4. PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on January 1, 2004

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2005:

H.	To record 37.6% net income as minority interests.

I.	To record quarterly amortization for intangible assets under cost of revenue.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2004:

H.	To record 37.6% net income as minority interests.

I.	To record annual amortization for intangible assets under cost of revenue.

J.	To expense in-process research and development which is charged in the period when acquisition was completed.